UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 8, 2016 (January 8, 2016)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.
Item 7.01   Regulation FD Disclosure.

    Officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference on January 11 and 12, 2015.  During the meetings, the Company intends to address its prospects and performance.  The Company will not opine on any financial results or expectations for 2015 or 2016 at this conference beyond those listed below since it is in the process of closing its books for 2015.

Medicare Advantage and Stand-alone Prescription Drug Plans (PDP) Enrollment

    Based upon the results of the 2016 Medicare Annual Election Period, the Company expects net membership gains of 100,000 to 120,000 for its individual Medicare Advantage plans for the year ending December 31, 2016 (includes the impact of a product discontinuance in Puerto Rico that resulted in the net loss of approximately 12,000 members who did not opt for another Humana plan).

    The Company projects group Medicare Advantage membership will have a net decline for 2016 of approximately 120,000 to 125,000 primarily due to the previously disclosed loss of a large account that moved to a private exchange.

    The Company expects net growth in its stand-alone PDP membership for the same period of 300,000 to 330,000 members.

Individual Commercial Medical Business

    Based upon results to date for the 2016 healthcare exchange open enrollment period, the Company expects a net decline in its individual commercial medical membership for the year ending December 31, 2016 of 200,000 to 300,000.  This membership expectation takes into account plans compliant with the Affordable Care Act (ACA), both on and off exchange, and non-ACA compliant (legacy) plans.

    Humana expects to record a premium deficiency reserve (PDR) at December 31, 2015 related to its 2016 ACA-compliant individual commercial medical offerings.  To determine the magnitude of the PDR, the Company is in the process of evaluating the mix of individual commercial members enrolled in its ACA-compliant products thus far via the 2016 open enrollment process, as compared to its 2016 pricing assumptions made prior to the start of the open enrollment process. This evaluation includes membership changes resulting from its product discontinuances, changes by geography, age bands and metallic tier, and whether the new members who enrolled were previously covered by insurance.

Earnings Estimates

    Excluding the expected PDR described above, the Company is reaffirming its guidance for diluted earnings per common share (EPS) and Adjusted EPS for the year ended December 31, 2015 (FY 2015) as follows:

Diluted earnings per common share	FY 2015E
EPS in accordance with Generally Accepted Accounting Principles (GAAP)	$9.18
Estimated costs associated with proposed transaction with Aetna	0.10
Gain related to sale of Concentra	(1.53)
Adjusted EPS (non-GAAP)	$7.75

    The Company anticipates providing EPS guidance on both a GAAP and an adjusted basis for the year ending December 31, 2016 in its fourth quarter 2015 earnings release scheduled for February 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Cynthia H. Zipperle Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:           January 8, 2016